SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 21, 2011 (January 6, 2011)

Universal Display Corporation

(Exact Name of Registrant Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-12031 (Commission File Number)	23-2372688 (I.R.S. Employer Identification No.)

375 Phillips Boulevard
Ewing, NJ	08618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (609) 671-0980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2011, the Compensation Committee and the Board of Directors of the Company approved the grant of stock awards to Julia J. Brown (the Company’s Senior Vice President and Chief Technical Officer), Janice K. Mahon (the Company’s Vice President of Technology Commercialization and General Manager of Material Supply Business) and Michael G. Hack (the Company’s Vice President and General Manager of OLED Lighting & Displays Business) pursuant to the Universal Display Corporation Equity Compensation Plan.  The awards to Dr. Brown, Ms. Mahon and Dr. Hack are for, respectively, 10,780, 7,428 and 7,417 shares of common stock of the Company.

Each award will vest on the first anniversary of the date of grant, subject to the grantee’s continued employment with the Company through the vesting date.  The awards are subject to accelerated vesting in the event of a change in control of the Company.  The grantee is required to retain the shares for five years after vesting, except in the event of his or her death or a change in control of the Company.  The stock award agreements contain “clawback” provisions that require forfeiture of the shares awarded, whether or not vested, on request of the Compensation Committee under specified circumstances during the five-year retention period.

The agreements between the Company and each of Dr. Brown, Ms. Mahon and Dr. Hack are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively.

Also on January 6, 2011, Dr. Brown, Ms. Mahon and Dr. Hack received grants of cash-settled stock appreciation rights (“SARs”) in the amounts of 10,000, 7,000 and 7,000, respectively.  The SARs represent the right to receive, for each SAR, a cash payment equal to the amount, if any, by which the fair market value of a share of the common stock of the Company on the vesting date exceeds the base price of the SAR award.  The base price of the SAR award is equal to the closing price of the common stock on the Nasdaq Global Market on the grant date, January 6, 2011, of $34.78.  The SARs vest on the first anniversary of the date of grant, subject to the grantee’s continued employment with the Company through the vesting date.

Item 8.01               Other Events.

2010 Executive Officer Compensation

In connection with the planned filing on the date hereof of a Registration Statement on Form S-3 (the “Registration Statement”), the Company is hereby providing certain information regarding the 2010 compensation of its executive officers whom the Company expects to be included as named executive officers in the Company’s proxy statement for its 2011 annual meeting of shareholders (the “2011 Proxy”), to be filed no later than April 30, 2011.

The Company expects the Named Executive Officers to be named in the 2011 Proxy will consist of the following individuals.  Messrs. Abramson and Rosenblatt, Dr. Brown and Ms. Mahon

were also Named Executive Officers in the proxy statement for the Company’s 2010 annual meeting of shareholders (the “2010 Proxy”); Dr. Hack is expected to be a Named Executive Officer in the 2011 Proxy.

Steven V. Abramson	President and Chief Executive Officer
Sidney D. Rosenblatt	Executive Vice President and Chief Financial Officer
Julia J. Brown, Ph.D.	Senior Vice President and Chief Technical Officer
Janice K. Mahon	Vice President of Technology Commercialization and General Manager of Material Supply Business
Michael G. Hack, Ph.D.	Vice President and General Manager of OLED Lighting & Displays Business

The Company expects that the disclosure in the 2011 Proxy regarding the Company’s Compensation Discussion and Analysis (“CD&A”) will be similar in all material respects to the CD&A disclosure included in the 2010 Proxy.  The Company notes that in responding to comments from the Securities and Exchange Commission on the 2010 Proxy, the Company indicated that it will make clear in future CD&A disclosures, including that to be included in the 2011 Proxy, that the Compensation Committee’s determination of bonuses, if any, is done on a retrospective basis, taking into account the Company’s performance with respect to revenues and expenses, and the overall performance of the individual executive officers, for the year in question, and considering other factors such as the general economic environment, the state of the industry in which the Company operates, and the progress of the Company over the past year in terms of advancing the mission of the Company.  This process does not involve the pre-establishment of performance goals or compensation targets.

During 2010, the five individuals expected to be the Named Executive Officers in the 2011 Proxy received salary and stock awards consisting of approximately the following amounts, which are expected to appear in the Summary Compensation Table included in the 2011 Proxy.

Name	Salary	Stock Awards(1)

Steven V. Abramson	$524,212	$3,797,492
Sidney D. Rosenblatt	$524,212	$3,797,492
Julia J. Brown, Ph.D.	$368,541	$411,415
Janice K. Mahon	$258,061	$139,489
Michael G. Hack, Ph.D.	$241,342	$139,489

(1)           This amount is based on the aggregate grant date fair value of all stock awards to the Named Executive Officer in 2010.  The amount includes both restricted and unrestricted shares of common stock granted to the Named Executive Officer on January 6, 2010.  With respect to the unrestricted awards, shares of common stock were withheld for the payment of associated payroll taxes.

Also, effective as of April 1, 2010, as disclosed in the Company’s Current Report on Form 8-K filed on March 19, 2010, the Compensation Committee and the Board of Directors of Company

approved and adopted the Universal Display Corporation Supplemental Executive Retirement Plan (the “SERP”).  Messrs. Abramson and Rosenblatt, Dr. Brown, Ms. Mahon and Dr. Hack, as well as other selected employees of the Company as determined by the Compensation Committee, are eligible to participate in the SERP.

For 2010, the five individuals expected to be the Named Executive Officers in the 2011 Proxy received the following approximate compensation amounts based on the SERP benefits attributed to them for 2010.  These amounts are expected to appear in the “Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table included in the 2011 Proxy.

Name	2010 SERP Accrual

Steven V. Abramson	$2,011,254
Sidney D. Rosenblatt	$3,319,980
Julia J. Brown, Ph.D.	$917,461
Janice K. Mahon	$774,465
Michael G. Hack, Ph.D.	$739,053

Material Agreements Entered Into During First Quarter of 2011

In connection with the planned filing of the Registration Statement, the Company is filing with this Current Report on Form 8-K the agreements attached hereto as Exhibits 99.4 and 99.5.  These agreements were previously disclosed by the Company in Current Reports on Form 8-K filed on January 6, 2011 and February 7, 2011.

Developments in Legal Proceedings

In the “Legal Proceedings” section of our Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”), we disclosed the status of several litigations, including invalidation trials in Japan for Japan Patent Nos. 4357781 and 4358168.

As noted in such disclosure, on May 24, 2010, we received copies of two additional Notices of Invalidation Trials against Japan Patent Nos. 4357781 (JP ‘781 patent) and 4358168 (JP ‘168 patent), which were both issued on August 14, 2009.  The requests for these two additional Invalidation Trials were also filed by Semiconductor Energy Laboratory Co., Ltd., of Kanagawa, Japan.  The JP ‘781 and ‘168 patents are also Japanese counterpart patents, in part, to the above-noted family of U.S. patents 6,830,828; 6,902,830; 7,001,536; 7,291,406 and 7,537,844; and to pending U.S. patent application 12/434,259, filed on May 1, 2009.  Under our license agreement with Princeton, we are also required to pay all legal costs and fees associated with these two proceedings.  The JPO set a due date of August 18, 2010 for us to file our response to the evidence and arguments submitted with the requests for the Invalidation Trials.  We requested and the JPO granted a 30-day extension for us to file our response, which was timely filed.  Additional written statements were filed in January 2011 in response to a request by the JPO, addressing points that were expected to be raised by the JPO at the Oral Hearing that was held on February 1, 2011.  Another written statement was submitted in February 2011 to address additional points raised at the Oral Hearing.

We have learned that on March 9, 2011, the JPO issued a Notice of Conclusion as to the Invalidation Trials on the JP ‘781 and JP ‘168 patents, and thus we expect a decision in the near future.

At this time, we cannot make any prediction as to the probable outcome of the Invalidation Trials on the JP ‘781 and JP ‘168 patents.  However, based on our current knowledge, we believe there is a substantial likelihood that the patents being challenged will both be declared valid, and that all or a significant portion of their claims will be upheld.  There is a possibility that we will receive a decision similar to that we received on February 28, 2011 in the JPO Invalidation Trial on our Japan Patent No. 3992929 (the “JP ‘929 patent”), also discussed in the Form 10-K, in which the JPO recognized our invention and upheld the validity of some of the claims but found other of the claims invalid.  If we were to receive such a similar decision regarding the JP ‘781 and JP ‘168 patents, we would  review the decision and consider our responses, including ,  without limitation,  an appeal of all or portions of the decision to the Japanese IP High Court.  We note that as discussed in the “Risk Factors” section of the Form 10-K, we face various risks relating to the protection of our intellectual property.  See, e.g., the risk factor entitled “If we cannot obtain and maintain appropriate patent and other intellectual property rights protection for our OLED technologies and materials, our business will suffer.” beginning on page 19 of the Form 10-K.

Item 9.01.              Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Exhibit

99.1+	Universal Display Corporation Equity Retention Agreement with Julia J. Brown
99.2+	Universal Display Corporation Equity Retention Agreement with Janice K. Mahon
99.3+	Universal Display Corporation Equity Retention Agreement with Michael G. Hack
99.4	Amendment No. 5 to the Commercial Supply Agreement between the registrant and LG Display Co., Ltd., dated as of January 6, 2011
99.5*	Memorandum of Agreement, dated as of February 4, 2011, between the Company and Moser Baer Technologies, Inc.

+              Compensatory plan or arrangement.

*              Confidential treatment has been requested as to certain portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL DISPLAY CORPORATION

	By:	/s/ Sidney D. Rosenblatt
		Name:	Sidney D. Rosenblatt
		Title:	Executive Vice President & CFO

Dated: March 21, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1+	Universal Display Corporation Equity Retention Agreement with Julia J. Brown
99.2+	Universal Display Corporation Equity Retention Agreement with Janice K. Mahon
99.3+	Universal Display Corporation Equity Retention Agreement with Michael G. Hack
99.4	Amendment No. 5 to the Commercial Supply Agreement between the registrant and LG Display Co., Ltd., dated as of January 6, 2011
99.5*	Memorandum of Agreement, dated as of February 4, 2011, between the Company and Moser Baer Technologies, Inc.

+              Compensatory plan or arrangement.

*              Confidential treatment has been requested as to certain portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.